Troutman Pepper Locke LLP Troutman Pepper Building, 1001 Haxall Point Richmond, VA 23219 troutman.com

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EXHIBIT 5.2
February 28, 2025
TXNM Energy, Inc.
414 Silver Avenue, SW
Albuquerque, New Mexico 87102-3289
Ladies and Gentlemen:
We have acted as counsel to TXNM Energy, Inc., a New Mexico corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3ASR (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).
The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, of the following securities of the Company: (i) debt securities (“Debt Securities”) to be issued in one or more series under an indenture, as supplemented and amended to date (the “Indenture”), and as further supplemented and amended, if needed, by one or more supplemental indentures (each, a “Supplemental Indenture”), entered into or proposed to be entered into between the Company and the trustee identified in the Indenture as trustee (the “Trustee”); (ii) shares of common stock, no par value per share (“Common Stock”); (iii) shares of preferred stock, no par value per share (“Preferred Stock”), in one or more series; (iv) warrants (the “Warrants”) to purchase Debt Securities, shares of Common Stock or Preferred Stock or other securities pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein (each, a “Warrant Agent” and, collectively, “Warrant Agents”); (v) securities purchase contracts of the Company (“Securities Purchase Contracts”), obligating the holders thereof to purchase from or sell to the Company, and the Company to sell to or purchase from such holders, Debt Securities, Warrants or shares of Common Stock or Preferred Stock at a future date or dates, which may be issued under one or more securities purchase agreements proposed to be entered into by the Company and a purchase contract agent or agents to be named therein (each, a “Securities Purchase Contract Agent”); (vi) units (“Units”), each representing ownership of any combination of other Offered Securities (defined below) a or debt obligations of third parties, including U.S. Treasury securities, each to be issued under a separate unit agreement (“Unit Agreement”); and (vii) such indeterminate number of shares of Common Stock or Preferred Stock and amount of Debt Securities, Warrants, Securities Purchase Contracts, and Units, as may be issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants, or the settlement of any Securities Purchase Contracts or Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, “Indeterminate Securities”). The Debt Securities,

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February 28, 2025

Common Stock, Preferred Stock, Warrants, Securities Purchase Contracts, Units and Indeterminate Securities are collectively referred to herein as the “Offered Securities.”
This opinion is being furnished to you at your request in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.
We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein, including (i) the corporate and organizational documents of the Company, including the Articles of Incorporation, as amended to date (the “Articles”), and the Bylaws of the Company, as amended to date (the “Bylaws”), (ii) the resolutions of the Board of Directors of the Company with respect to the Registration Statement and the registration of the Offered Securities and certain related matters, (iii) a specimen certificate representing the Common Stock and (iv) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof (the “Prospectus”).
For purposes of the opinions expressed below, we have assumed without verification (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.
As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder.
We have further assumed that (i) the Company is, as of the date hereof, and will continue to be, validly existing and in good standing under the laws of the State of New Mexico, and has, and will continue to have, all requisite power and authority to enable it to execute, deliver and perform its obligations with respect to the relevant Offered Securities and the related documents, (ii) the Registration Statement and any amendment thereto will have become effective under the Act (and will remain effective under the Act at the time of issuance of the Offered Securities thereunder), (iii) any prospectus supplement or term sheet describing the Offered Securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission, (iv) the Indenture, Supplemental Indentures, Securities Purchase Contracts, Unit Agreements and Warrant Agreements have been or will be duly authorized, executed and delivered by the parties thereto and that any Debt Securities, Securities Purchase Contracts, Units or Warrants that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the parties thereto and that each will be governed by the laws of the State of New York, (v) that a definitive purchase, underwriting or similar agreement with respect to any Offered Securities offered thereby will have been duly authorized and validly executed and delivered by the

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February 28, 2025

Company and the other parties thereto and (vi) the Board of Directors of the Company, an authorized committee thereof or appropriate officers of the Company will have taken all necessary corporate action with respect to the issuance of the Offered Securities, the instruments pursuant to which they are duly authorized and established and related matters.
In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indenture, the Supplemental Indentures, the Offered Securities of the Company, the Securities Purchase Contracts, the Unit Agreements and the Warrant Agreements, will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.
We are members of the bar of the State of New York and are not purporting to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the federal laws of the United States of America and the State of New York and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, New York), municipal law or the laws of any local agencies within any state (including, without limitation, New York). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Insofar as this opinion relates to matters which are governed by the laws of the State of New Mexico, we have relied on the opinion of Leonard D. Sanchez, Esq., Associate General Counsel of the Company, addressed to you of even date herewith, which is being filed as Exhibit 5.1 to the Registration Statement.
Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that:
1.With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities (the “Offered Debt Securities”), when the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and the Supplemental Indentures and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants or the settlement of any Securities Purchase Contracts or Units), when issued and sold in accordance with the applicable Indenture, Supplemental Indenture and underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense

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February 28, 2025

contained in the Indenture, Supplemental Indenture or Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.
2.With respect to any Warrants offered by the Company, including any Indeterminate Securities (the “Offered Warrants”), when the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.
3.With respect to any Securities Purchase Contracts offered by the Company, including any Indeterminate Securities (the “Offered Securities Purchase Contracts”), when the applicable Offered Securities Purchase Contracts have been duly executed and delivered and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Securities Purchase Contracts (including any Securities Purchase Contracts duly issued upon due conversion, exchange or exercise of any Warrants or Debt Securities), when issued and sold in accordance with the applicable Securities Purchase Contract Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (d) public policy considerations which may limit the rights of parties to obtain remedies.
4.With respect to any Units, including any Indeterminate Securities (the “Offered Units”), when (i) any Debt Securities of the Company included in such Offered Units have been

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February 28, 2025

duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (ii) the Offered Units have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Unit Agreement in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Units (including any Units duly issued upon due conversion, exchange or exercise of any Debt Securities ), when issued and sold in accordance with the applicable Unit Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding agreement, or upon due conversion, exercise or exchange of any Debt Securities, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).
Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus and Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Troutman Pepper Locke LLP